As filed with the Securities and Exchange Commission on January 29, 1998
                                                Registration No. 333-__________

-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               -------------------

                            DATA GENERAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                  04-2436397
         (State or Other Jurisdiction of        (I.R.S. Employer Identification
         Incorporation or Organization)                      Number)

                              4400 Computer Drive
                               Westboro, MA 01580
                                (508) 898-5000
               (Address of Principal Executive Offices) (Zip Code)

                            DATA GENERAL CORPORATION
                           DEFERRED COMPENSATION PLAN

                 GRANT OF COMMON STOCK TO NON-EMPLOYEE DIRECTORS

                            (Full Title of the Plan)

                               -----------------
                                RONALD L. SKATES
                            DATA GENERAL CORPORATION
                               4400 Computer Drive
                               Westboro, MA 01580
                     (Name and Address of Agent For Service)
   Telephone Number, Including Area Code, of Agent For Service: (508) 898-5000

                               ------------------
    Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              CARL E. KAPLAN, ESQ.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                                (212) 318-3000
                               fax: (212) 752-5958

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum        Proposed Maximum
Title Of Securities To     Amount To Be           Offering Price Per      Aggregate Offering     Amount Of Registration
Be Registered              Registered             Share                   Price                  Fee
------------------------------------------------------------------------------------------------------------------------
Deferred Compensation      $12,000,000 (2)                100%            $12,000,000                        $3,540
Obligations (1)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value         12,000            $13.9375 (3)            $167,250 (3)                          $50
$0.01 per share
========================================================================================================================

(1) The Deferred Compensation Obligations are unsecured obligations of Data General Corporation to pay deferred compensation to eligible employees in the future in accordance with the terms of the Data General Corporation Deferred Compensation Plan.

(2) Estimated solely for the purpose of determining the registration fee.

(3) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the price of the Common Stock as reported on the New York Stock Exchange on January 23, 1998.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

================================================================================
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Data General Corporation Deferred Compensation Plan and adopted by Data General Corporation and the grant of Data General Corporation Common Stock to Non-Employee Directors and are not being filed with or included in this Form S-8.

 .

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The  following   documents  filed  by  Data  General  Corporation  (the
"Company") are incorporated herein by reference:

                  (i) The Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1997.

                  (ii) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated November 7, 1973, as amended on February 28, 1985 and April 12, 1985.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  Carl E. Kaplan, Secretary of the Company, is a partner in Fulbright & Jaworski L.L.P., and Frederick R. Adler, a Director and Chairman of the Executive Committee of the Board of Directors of the Company, is of counsel to Fulbright & Jaworski L.L.P. Messrs. Kaplan and Adler and certain other partners of Fulbright & Jaworski L.L.P. beneficially owned an aggregate of 295,981 shares of Common Stock of the Company as of January 19, 1998.

Item 6.  Indemnification of Directors and Officers

                  Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article TENTH of the Company's Restated Certificate of Incorporation and Article VI of the Company's By-Laws contain provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145. The Company has also entered into indemnification agreements with its directors and officers based on the indemnification provisions in Section 145.

                  The Company carries a directors' and officers' liability insurance policy which provides for payment of certain liability claims and the related expenses of the Company's directors and officers in connection with threatened, pending, or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Company's By-laws and the General Corporation Law of Delaware.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits

         4.1      --       Data General Corporation Deferred Compensation Plan

         4.2      --       Grant of Common Stock to Non-Employee Directors

         5        --       Opinion of Fulbright & Jaworski L.L.P.

         23.1     --       Consent of Price Waterhouse LLP

         23.2     --       Consent of Fulbright & Jaworski L.L.P. (included in
                           Exhibit 5).

         24       --       Power of Attorney (included in signature page).

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westboro, Commonwealth of Massachusetts, on this 28th day of January, 1998.

                                             DATA GENERAL CORPORATION


                                             By:    /s/ Ronald L. Skates
                                                  ------------------------
                                                  Ronald L. Skates
                                                  President and Chief
                                                  Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, the Deferred Compensation Plan Committee of the Board of Directors have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westboro, Massachusetts on the 28th day of January, 1998.


                                             DATA GENERAL CORPORATION
                                             DEFERRED COMPENSATION PLAN


                                             By:       /s/ Frederick R. Adler
                                                      -----------------------
                                                      Frederick R. Adler


                                             By:       /s/ Donald H. Trautlein
                                                      ------------------------
                                                      Donald H. Trautlein


                                             By:      /s/ Richard L. Tucker
                                                      ------------------------
                                                      Richard L. Tucker

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald L. Skates and Robert C. McBride, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                          Title                          Date
---------                          -----                          ----

/s/ Ronald L. Skates               President, Chief Execu-      January 28, 1998
--------------------               tive Officer, Director,
Ronald L. Skates                  (Principal Executive
                                   Officer)

/s/ Frederick R. Adler             Chairman of Executive        January 28, 1998
----------------------             Committee of Board of
Frederick R. Adler                 Directors; Director

/s/ Arthur W. DeMelle              Senior Vice President;       January 28, 1998
---------------------              Chief Financial Officer;
Arthur W. DeMelle                  Chief Accounting Officer


/s/ Ferdinand Colloredo-Mansfeld   Director                     January 28, 1998
--------------------------------
Ferdinand Colloredo-Mansfeld


/s/ Jeffrey M. Cunningham          Director                     January 28, 1998
--------------------------
Jeffrey M. Cunningham


/s/ W. Nicholas Thorndike          Director                     January 28, 1998
-------------------------
W. Nicholas Thorndike


/s/ Donald H. Trautlein            Director                     January 28, 1998
-----------------------
Donald H. Trautlein


/s/ Richard L. Tucker              Director                     January 28, 1998
---------------------
Richard L. Tucker

                                INDEX TO EXHIBITS


Exhibit
  No.     Description
-------   -----------

4.1       --      Data General Corporation
                  Deferred Compensation Plan

4.2       --      Grant of Common Stock to Non-Employee Directors

5         --      Opinion of Fulbright & Jaworski L.L.P.

23.1      --      Consent of Price Waterhouse LLP

23.2      --      Consent of Fulbright & Jaworski L.L.P.
                  (included in Exhibit 5).

24        --      Power of Attorney (included in signature page).